As filed with the Securities and Exchange Commission on July 18, 2006
Registration No. 333-11402

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STATS ChipPAC Ltd.
(Exact name of registrant as specified in its charter)

Republic of Singapore (State or Other Jurisdiction of Incorporation of Organization)	Not applicable (I.R.S. Employer Identification Number)
10 Ang Mo Kio Street 65
#05-17/20 TechPoint
Singapore 569059
(65) 6824-7888
(Address, including Zip Code, Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)
STATS ChipPAC Ltd. Share Option Plan 1999
(Full title of the plan)
Company Secretary
STATS ChipPAC, Inc.
47400 Kato Road
Fremont, California 94538
(510) 979-8000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:
Michael W. Sturrock, Esq.
Latham & Watkins LLP
80 Raffles Place
#14-20 UOB Plaza 2
Singapore 048624
(65) 6536-1161

TERMINATION OF REGISTRATION OF ORDINARY SHARES
     On January 28, 2000, STATS ChipPAC Ltd., formerly known as ST Assembly Test Services Ltd (the “Company”), filed a Registration Statement on Form S-8 (No. 333-11402) (the “Registration Statement”) that registered 10,000,000 Ordinary Shares, formerly with a par value of S$0.25 per share (the “Plan Shares”), issuable pursuant to the STATS ChipPAC Ltd. Share Option Plan 1999, formerly known as the ST Assembly Test Services Ltd Share Option Plan 1999 (the “Plan”). All such Plan Shares have been issued pursuant to the Plan and the Registration Statement. Accordingly, the Company is filing this Post-Effective Amendment No. 1 (this “Amendment”) to terminate the Registration Statement.
     The Company has also filed Registration Statements on Form S-8 (Nos. 333-75080 and 333-118555) registering an additional 190,000,000 Ordinary Shares issuable under the Plan (the “Additional Registration Statements”). This Amendment does not affect those Additional Registration Statements or the registration of such additional Ordinary Shares pursuant to the Additional Registration Statements.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on July 18, 2006.

STATS CHIPPAC LTD.

By:	/s/ Tan Lay Koon
Tan Lay Koon
President and Chief Executive Officer

By:	/s/ Michael G. Potter
Michael G. Potter
Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated below on July 18, 2006.

Name	Title

/s/ Charles R. Wofford Charles R. Wofford	Chairman of the Board of Directors

/s/ Lim Ming Seong Lim Ming Seong	Deputy Chairman of the Board of Directors

/s/ Tan Lay Koon Tan Lay Koon	Director, President and Chief Executive Officer

/s/ Peter Seah Lim Huat Peter Seah Lim Huat	Director

Name	Title

/s/ Steven H. Hamblin Steven H. Hamblin	Director

/s/ Richard J. Agnich Richard J. Agnich	Director

/s/ Robert W. Conn Robert W. Conn	Director

/s/ R. Douglas Norby R. Douglas Norby	Director

/s/ Park Chong Sup Park Chong Sup	Director

/s/ Michael G. Potter Michael G. Potter	Chief Financial Officer and principal accounting officer

By:	/s/ Drew Davies	Authorized Representative in the United States

Drew Davies Secretary, STATS ChipPAC, Inc.